Exhibit 5.1

June 10, 2025

BrightSpring Health Services, Inc.

805 N. Whittington Pkwy.

Louisville, Kentucky 40222

Re: Shelf Registration Statement of BrightSpring Health Services, Inc. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BrightSpring Health Services, Inc., a Delaware corporation (the “Company”), in connection with the Company’s automatic shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the offer and sale by selling stockholders (the “Selling Stockholders”) of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”). The Registration Statement provides that the Shares may be offered by Selling Stockholders in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements. The names of the Selling Stockholders will be set forth in the applicable Prospectus Supplement.

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and have relied upon, certificates of officers of the Company with respect to certain factual matters.

For purposes of the opinion set forth below, we have assumed that: (i) a Prospectus Supplement will have been filed with the Commission identifying the Selling Stockholders of the Shares and describing the Shares offered thereby and will at all relevant times comply with all applicable laws; (ii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iii) any agreement with respect to the issuance, offering or sale of any Shares will have been duly authorized and validly executed and delivered by the Company, the Selling Stockholders and the other party or parties thereto; (iv) any Shares to be sold by the Selling Stockholders that will be issued and delivered upon the exercise or vesting of options, warrants or other derivative securities prior to such sale will be so issued and delivered in accordance with the terms of the applicable agreement or instrument, including payment of any applicable exercise price; and (v) at the time any Shares are issued pursuant to the exercise or vesting of any option, warrant or other derivative security, the total number of then unissued Shares, when added to the number of shares of Common Stock issued, subscribed for, or otherwise committed to be issued, does not exceed the number of shares of Common Stock authorized by the Company’s certificate of incorporation.

Based on the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that the Shares have been or will be duly authorized, validly issued, fully paid and nonassessable.

June 10, 2025

Our opinion set forth in the paragraph above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

The opinion set forth above is limited to the Delaware General Corporation Law. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such laws, statutes, ordinances, rules, or regulations may have on the opinion expressed herein).

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinion expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours, /s/ Barnes & Thornburg LLP